As filed with the Securities and Exchange Commission on December 10, 1999
                                                     Registration No. 333-51625
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         TARGETED GENETICS CORPORATION
            (Exact name of registrant as specified in its charter)

                                ---------------

                 Washington                                      91-1549568
        (State or other jurisdiction                           (I.R.S. Employer
      of incorporation or organization)                    Identification Number)

                           1100 Olive Way, Suite 100
                           Seattle, Washington 98101
                                (206) 623-7612
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                               H. STEWART PARKER
                            Chief Executive Officer
                         Targeted Genetics Corporation
                           1100 Olive Way, Suite 100
                           Seattle, Washington 98101
                                (206) 623-7612
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                               STEPHEN M. GRAHAM

                              ANN L. McGUIRE
                               Perkins Coie LLP

                      1201 Third Avenue, 48th Floor
                        Seattle, Washington 98101-3099
                                (206) 583-8888

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-51625
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
  Title of Each Class                        Proposed Maximum   Proposed Maximum
  of Securities to Be       Amount to Be      Offering Price   Aggregate Offering      Amount of
      Registered             Registered        Per Share(1)         Price(1)      Registration Fee(2)
-----------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share.......   13,000,000 shares        $1.46           $18,980,000           $5,600
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the high and low sales prices of the common stock on Monday, April 27, 1998.

(2) Previously filed.

                                ---------------

  The registrant hereby undertakes to amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                   [LOGO OF TARGETED GENETICS CORPORATION]

                               13,000,000 Shares

                         TARGETED GENETICS CORPORATION

                               ----------------

                                 Common Stock

                               ----------------

  The selling shareholders listed on page 6 may offer for sale up to 13,000,000 shares of Targeted Genetics' common stock from time to time. We will not receive any proceeds from the sale of these shares.

  The selling shareholders may sell the shares in transactions on the Nasdaq National Market, in privately negotiated transactions, through options or otherwise.

  Our common stock is quoted on Nasdaq under the symbol "TGEN." On December 8, 1999, the last reported sales price of our common stock was $4.06 per share.

                 Investing in this stock involves risks.

                 See "Risk Factors" beginning on page 2.

                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

            The date of this Prospectus is December 10, 1999.

                               RISK FACTORS

If we are unable to secure financing on terms acceptable to us for future capital needs, we will be unable to fund continuing operations.

  Developing and commercializing our potential products will require substantial additional financial resources. Because we cannot expect internally generated cash flow to fund development and commercialization of our products, we will look to outside sources for funding. These sources could involve one or more of the following types of transactions:

  .  technology partnerships,

  .  technology sales,

  .  technology licenses,

  .  issuing debt or

  .  equity arrangements.

  If we cannot obtain additional financing when needed or on acceptable terms, we will be unable to fund continuing operations. In addition, if we raise additional funds by issuing equity securities, our shareholders will likely experience significant dilution of their ownership interest. We estimate that we have sufficient funding from on-hand balances, expected revenue and other contractually committed funding to meet our expected needs until at least the second quarter of 2001.

We have a history of losses and may never become profitable, which could result in a decline in the value of our common stock and a loss of your investment.

  We have generated small amounts of revenue and incurred significant net losses since we began business. As of September 30, 1999, we have incurred losses totaling $100.4 million. We expect to continue to incur substantial additional losses in the future, due primarily to the following factors:

  . all of our products are in a testing phase and have not received regulatory approval, and

  .  we will likely spend significant amounts on operating expenses.

  We may never generate profits, and if we do become profitable, we may be unable to sustain or increase profitability on a quarterly or annual basis. As a result, the trading price of our stock could decline and you could lose all or part of your investment.

If our clinical trials are unsuccessful or we do not receive regulatory approval for our products, which are in the early stage of product development, we may be unable to generate sufficient revenues to maintain our business.

  We do not yet have products in the commercial markets. All of our potential products, including tgAAV-CF, our cystic fibrosis product candidate, and tgDCC-E1A, our cancer product candidate, are in research and development or in early-stage clinical trials. We cannot apply for regulatory approval of our potential products until we have performed additional research and development and testing. Our clinical trials may not demonstrate the safety and efficacy of our potential products, and we may encounter unacceptable side effects or other problems in the clinical trials. Should this occur, we may have to delay or discontinue development of the potential product that causes the problem. After a successful clinical trial, we cannot market products in the United States until we receive regulatory approval. If we are unable to gain regulatory approval of our products after successful clinical trials and then commercialize and sell those products, we may be unable to introduce and sell a quantity of products sufficient to maintain our business or secure additional financing to fund our operations.

Delays or unexpected costs in obtaining approval of our products or complying with governmental regulatory requirements could decrease our ability to generate revenue and make funding our operations more difficult.

  The regulatory process in the gene and cell therapy industry is costly, time-consuming and subject to unpredictable delays. Accordingly, we cannot predict with any certainty how long it will take or how much it will cost to obtain regulatory approvals for clinical trials or for manufacturing or marketing our potential products. Delays in bringing a potential product to market or unexpected costs in obtaining regulatory approval could decrease our ability to generate revenue and make it more difficult to obtain additional financing necessary to fund our operations. In addition, all manufacturing operations are subject on an ongoing basis to the current Good Manufacturing Practices requirement of the Food and Drug Administration. While we currently anticipate that we will be able to manufacture product that meets this requirement, we may be unable to attain or maintain compliance with current or future Good Manufacturing Practices requirements. If we discover previously unknown problems after we receive regulatory approval of a potential product or fail to comply with applicable regulatory requirements, we may suffer restrictions on our ability to market the product, including mandatory withdrawal of the product from the market. This, or an unexpected increase in the cost of compliance, could decrease our ability to generate revenue.


Failure to recruit patients could delay or prevent clinical trials of our potential products, which could cause a delay or inability to introduce products to market and a resulting decrease in our ability to generate revenue.

  Identifying and qualifying patients to participate in testing our potential products is critical to our near-term success. The timing of our clinical trials depends on the speed at which we can recruit patients to participate in testing our products. Delays in recruiting or enrolling patients to test our products could result in increased costs, delays in advancing our product development, delays in proving the usefulness of our technology or termination of the clinical trials altogether. If we are unable to timely introduce potential products to market after successful clinical trials, our ability to generate revenue may decrease and we may be unable to secure additional financing.

We may be unable to adequately protect our proprietary rights, which may limit our ability to compete effectively.

  Our success depends in part on our ability to protect our proprietary rights. We own or have licenses to patents on a number of genes, processes, practices and techniques critical to our present and potential products. If we fail to obtain and maintain patent protection for our technology, our competitors may market competing products that threaten our market position. The failure of our licensors to obtain and maintain patent protection for technology they license to us could similarly harm our business. Patent positions in the field of biotechnology are highly uncertain and involve complex legal, scientific and factual questions. Our patent applications may not result in issued patents. Even if we secure a patent, the patent may not afford adequate protection against our competitors.

  We also rely on unpatented proprietary technology. Because this technology does not benefit from the protection of patents, we may be unable to meaningfully protect this proprietary technology from unauthorized use or misappropriation by a third party.

Intellectual property claims and litigation could subject us to significant liability for damages and invalidation of our proprietary rights.

  As the biotechnology industry expands, the risk increases that other companies may claim that our processes and potential products infringe on their patents. Defending these claims would be costly and would likely divert management's attention and resources away from our operations. If we infringe on another company's patented processes or technology, we may have to pay damages or obtain a license in order to continue manufacturing or marketing the affected product or using the affected process. We may be unable to obtain a license on acceptable terms.

  Our potential tgAAV-CF product uses our proprietary AAV delivery technology to deliver a normal copy of a CFTR gene to which we have rights under a nonexclusive license. The United States Patent and Trademark Office has declared an interference proceeding to determine the priority of invention of this gene. While we do not expect to directly participate in the CFTR gene interference proceedings, we have an interest in the outcome. If the eventual outcome does not favor our licensor, we would have to secure a license to the CFTR gene from the prevailing party to continue with development of tgAAV-CF. The costs of licensing the CFTR gene could be substantial and could include royalties greater than those we currently pay. If we cannot secure this license on acceptable terms and on a timely basis, we may be unable to develop or deliver our potential tgAAV-CF product, which could result in decreased ability to generate revenue and difficulty in obtaining additional financing to fund our operations.

If we or our business partners are unable to successfully market and distribute our products, our business will fail.

  We have no experience in sales and marketing. To market any products that may result from our development programs, we will need to develop marketing and sales capabilities, either on our own or with others. We intend to enter into collaborations with corporate partners to utilize the mature marketing and distribution capabilities of our partners. While we believe that these collaborative partners will be motivated to market and distribute our potential products, our current and potential future partners may not commit sufficient resources to commercializing our technology on a timely basis. Furthermore, our present or future collaborators may pursue the development or marketing of competing products. If our business partners do not successfully market and distribute our products and we are unable to develop sufficient marketing and distribution capabilities on our own, our business will fail.

The intense competition and rapid technological change in our market may result in pricing pressures and failure of our products to achieve market acceptance.

  We presently face competition from other companies developing gene and cell therapy technologies and from companies using more traditional approaches to treating human diseases. Most of our competitors have substantially more experience and financial and infrastructure resources than we do in the following areas:

  .  research and development,

  .  clinical trials,

  .  obtaining Food and Drug Administration and other regulatory approvals,

  .  manufacturing, and

  .  marketing and distribution.

Consequently, our competitors may be able to commercialize new products more rapidly than we do, or manufacture and market competitive products more successfully than we do. This could result in pricing pressures or the failure of our products to achieve market acceptance.

  In addition, gene and cell therapy are new and rapidly evolving fields and are expected to continue to undergo significant and rapid technological change. Rapid technological development by our competitors could result in our actual and proposed technologies, products or processes losing market share or becoming obsolete.

If we do not attract and retain qualified personnel and scientific collaborators, we will be unable to successfully and timely develop our potential products and may be unable to generate sufficient revenue to maintain our business.

  Our future success depends in part on our ability to attract and retain key employees. We have programs in place to retain personnel, including programs to create a positive work environment and competitive compensation packages. Because competition for employees in our field is intense, however, we may be unable to retain our existing personnel or attract additional qualified employees. If we experience turnover or difficulties recruiting new employees, our research and development could be delayed and we could experience difficulties in generating sufficient revenue to maintain our business.

  Our success also depends on the continued availability of outside scientific collaborators to perform research and develop processes to advance and augment our internal research efforts. Competition for collaborators in gene and cell therapy is intense. If we are unsuccessful in recruiting or maintaining our relationships with scientific collaborators, we could experience delays in our research and development or loss of access to important enabling technology.

Our limited manufacturing capability may limit our ability to successfully introduce our potential products.

  We currently do not have the capacity to manufacture large-scale clinical or commercial quantities of our potential products. To do so, we will need to expand our current facilities and staff or supplement them through the use of contract providers. We may be unable to obtain or develop the necessary manufacturing capabilities. If we cannot, we will be unable to introduce sufficient product to sustain our business.

Our use of hazardous materials to develop our products exposes us to liability risks and the risk of regulatory limitation of our use of these materials, either of which could reduce our ability to generate revenue and make it more difficult to fund our operations.

  Our research and development activities involve the controlled use of hazardous materials. Although we believe that our safety procedures for handling and disposing of these materials comply with applicable laws and regulations, we cannot eliminate the risk of accidental contamination or injury from hazardous materials. If a hazardous material accident occurred, we would be liable for any resulting damages. This liability could exceed our financial resources. Additionally, hazardous materials are subject to regulatory oversight. Accidents unrelated to our operations could cause federal, state or local regulatory agencies to restrict our access to hazardous materials needed in our research and development efforts. If our access to these materials is limited, we could experience delays in our research and development programs. Paying damages or experiencing delays caused by restricted access could reduce our ability to generate revenues and make it more difficult to fund our operations.

The costs of product liability claims and product recalls could exceed the amount of our insurance, which could significantly harm our results of operations or our reputation and result in a decline in the value of our stock.

  Our business activities expose us to the risk of liability claims or product recalls and any adverse publicity that might result from a liability claim against us. We currently have only limited amounts of product liability insurance, and the amounts of claims against us may exceed our insurance coverage. Product liability insurance is expensive and may not continue to be available on acceptable terms. A product liability claim not covered by insurance or in excess of our insurance or a product recall could significantly harm our financial results or our reputation. Either of these could result in a decrease in our stock price, and you could lose all or part of your investment.

                             SELLING SHAREHOLDERS

  The following table provides information regarding the selling shareholders and the number of shares of common stock they are offering.

                                                                    Shares
                                     Shares                      Beneficially
                               Beneficially Owned                 Owned After
                               Before Offering(1)     Shares      Offering(2)
                               ---------------------   Being   -----------------
      Name and Address           Number    Percent    Offered  Number(3) Percent
      ----------------         ----------- --------- --------- --------- -------
The Equitable Life Assurance
 Society.....................    3,000,000     8.57% 3,000,000       --    --
International Biotechnology
 Trust plc...................    4,450,000    12.71% 3,000,000 1,450,000  4.14%
GeneChem Technologies Venture
 Fund L.P....................    3,000,000     8.57% 3,000,000       --    --
SOFINOV Societe Financiere
 d'Innovation Inc............    4,000,000    11.32% 4,000,000       --    --

--------
(1) Assumes the exercise of warrants, which are immediately exercisable.
(2) Includes shares issuable upon exercise of warrants, which are immediately exercisable.

(3) Assumes the sale of all shares offered by each of the selling shareholders.

  Except as a shareholder, none of the selling shareholders has had any material relationship with Targeted Genetics or any of our affiliates within the past three years. However, Jeremy Curnock Cook, a director and chairman of our board of directors, is a director of International Biotechnology Trust plc. Louis Lacasse, a director, is president of GeneChem Management, Inc., the manager of GeneChem Technologies Venture Fund L.P.

  The selling shareholders have represented to us that they purchased their shares for their own account, for investment only and not with a view toward publicly selling or distributing them, except in sales either registered under the Securities Act or exempt from registration. In recognition of the fact that the selling shareholders, even though purchasing their shares for investment, may wish to be legally permitted to sell their shares when they deem appropriate, we agreed with the selling shareholders to file the registration statement to register the shares for resale and to prepare and file all amendments and supplements necessary to keep the registration statement effective until the earlier of April 17, 2000 and the date on which the selling shareholders have sold all the shares covered by the registration statement.

                           PLAN OF DISTRIBUTION

  The selling shareholders or their transferees or other successors-in-interest may sell the shares of common stock offered by this prospectus from time to time, in one or more transactions. The selling shareholders may sell the shares at fixed prices that may change, at market prices at the time of sale or at negotiated prices. The selling shareholders may sell the shares

  . in the over-the-counter market through the Nasdaq National Market or any other national securities exchange,

  .  in privately negotiated transactions,

  .  through options or otherwise, or

  .  through a combination of these.

  The selling shareholders may sell the shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. Any broker-dealer may act as a broker-dealer on behalf of a selling shareholder in connection with the offering of the shares. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

  The selling shareholders may sell any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act in transactions complying with Rule 144, rather than through this prospectus.

  If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering. We have the right to suspend the use of this prospectus for up to 30 days if we notify the selling shareholders of an event that would cause the information about us in this prospectus us to become untrue or omit to state a material fact.

  Any broker-dealers who assist in the sale of the shares covered by this prospectus may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions they receive or profits they earn on the resale of the shares may be underwriting discounts and commissions under the Securities Act. Subject to limited exceptions, we have agreed to bear all expenses in connection with the registration and sale of the shares being offered by the selling shareholders. We have also agreed to indemnify the selling shareholders and the broker-dealers who act in connection with the sale of the shares against liabilities they incur in connection with the sale of the shares, including liabilities under the Securities Act.

  The selling shareholders may be unable to sell any or all of the shares covered by this prospectus.



                         VALIDITY OF COMMON STOCK

  Perkins Coie LLP, Seattle, Washington. has provided the selling shareholders with an opinion that the shares of common stock offered by this prospectus are duly authorized, validly issued, fully paid and nonassessable.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 1998, as described in their report, which is incorporated by reference into this prospectus and elsewhere into the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                   WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy statements and other information regarding issuers, such as Targeted Genetics, that file electronically with the SEC. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

  The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC. The information incorporated by reference is an important part of this prospectus and is considered to be part of this prospectus. The information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, after the initial filing of the registration statement that contains this prospectus and before the time that all the securities offered by this prospectus are sold:

  . Our annual report on Form 10-K for the fiscal year ended December 31, 1998;

  . Our quarterly report on Form 10-Q for the quarter ended September 30, 1999;

  .  Our quarterly report on Form 10-Q for the quarter ended June 30, 1999;

  .  Our quarterly report on Form 10-Q for the quarter ended March 31, 1999;

  .  Our current report on Form 8-K, filed on August 4, 1999;

  .  Our current report on Form 8-K, filed on January 6, 1999; and

  . The description of our capital stock contained in our registration statement on Form 8-A, effective as of April 26, 1994, including any amendment or report we have filed to update that description.

  You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                      Targeted Genetics Corporation

                      Attention: Investor Relations

                        1100 Olive Way, Suite 100

                        Seattle, Washington 98101

                              (206) 623-7612



            SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  We make forward-looking statements in this prospectus and in the documents that are incorporated by reference into this prospectus. These forward-looking statements, which include statements concerning our possible or assumed future business success or financial results, are subject to risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of events that we are unable to predict accurately or over which we have no control, including those described in "Risk Factors" and elsewhere in this prospectus.

  We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or unexpected events occur.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  You should rely only on the information contained in this prospectus. Neither we nor any of the selling shareholders has authorized anyone to give you different information or representations. This prospectus is an offer to sell, and a solicitation of offers to buy, the shares offered by this prospectus only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered by this prospectus.

                                ---------------

                               TABLE OF CONTENTS

Risk Factors................................................................   2
Selling Shareholders........................................................   6
Plan of Distribution........................................................   6
Validity of Common Stock....................................................   7
Experts.....................................................................   7
Where You Can Find More Information.........................................   7
Special Note Regarding Forward-Looking Statements...........................   8



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                               13,000,000 Shares


                         TARGETED GENETICS CORPORATION

                                 Common Stock

                                ---------------

                                  PROSPECTUS

                                ---------------

            The date of this prospectus is December 10, 1999.

-------------------------------------------------------------------------------
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

       SEC registration fee............................................ $ 5,600
       NASD filing fee.................................................   2,372
       Nasdaq National Market listing fee for additional shares........  17,500
       Printing and engraving expenses.................................  30,000
       Legal fees and expenses.........................................  15,000
       Accounting fees and expenses....................................   6,000
       Miscellaneous fees and expenses.................................   3,528
                                                                        -------
         Total......................................................... $80,000
                                                                        =======

Item 15. Indemnification of Directors and Officers

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under some circumstances for liabilities arising under the Securities Act of 1933. Section 10 of the registrant's bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The registrant maintains a liability insurance policy for this purpose. Some directors of the registrant, who are affiliated with principal shareholders of the registrant, also may be indemnified by those shareholders against liability they may incur in their capacities as directors of the registrant.

  Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the registrant's articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, these limitations on a director's liability to the registrant and its shareholders.

Item 16. Exhibits

   5.1 Opinion of Perkins Coie LLP, counsel to the registrant, regarding the validity of the common stock*
   23.1 Consent of Ernst & Young LLP, independent auditors
   23.2 Consent of Perkins Coie LLP (contained in Exhibit 5.1)*
   24.1 Power of attorney (contained on signature page)*

--------

*  Previously filed.

Item 17. Undertakings

  A. The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  D. The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Seattle, state of Washington, on the 10th day of December, 1999.

                                          TARGETED GENETICS CORPORATION

                                              /s/  H. Stewart Parker
                                          By: _________________________________

                                                   H. Stewart Parker

                                                     President and

                                                Chief Executive Officer

                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the registrant's registration statement has been signed by the following persons in the capacities indicated below on the 10th day of December, 1999.


                   Signature                                       Title
                   ---------                                       -----

            /s/ H. Stewart Parker               President, Chief Executive Officer and
 _____________________________________________   Director (Principal Executive Officer)
               H. Stewart Parker

            /s/ James A. Johnson                Senior Vice President, Finance and
 _____________________________________________   Administration, Chief Financial Officer,
                James A. Johnson                 Treasurer and Secretary (Principal
                                                 Financial and Accounting Officer)

          /s/ Jeremy Curnock Cook*              Chairman of the Board of Directors
 _____________________________________________
              Jeremy Curnock Cook

             /s/ Jack L. Bowman*                Director
 _____________________________________________
                 Jack L. Bowman

                                                Director
 _____________________________________________
                Louis P. Lacasse

             /s/ James D. Grant*                Director
 _____________________________________________
                 James D. Grant

               /s/ Nelson L. Levy               Director
 _____________________________________________
           Nelson L. Levy, Ph.D, M.D.

          /s/ Mark Richmond, Ph.D.*             Director
 _____________________________________________
              Mark Richmond, Ph.D.

       /s/ James A. Johnson
*By: __________________________________
           James A. Johnson
           Attorney-in-Fact

                               EXHIBIT INDEX

 Exhibit
 Number
 -------
  5.1    Opinion of Perkins Coie LLP, counsel to the registrant, regarding the validity of the common stock*
 23.1    Consent of Ernst & Young LLP, independent auditors
 23.2    Consent of Perkins Coie LLP (contained in Exhibit 5.1)*
 24.1    Power of attorney (contained on signature page)*

--------

* Previously filed